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             EXHIBIT AND FINANCIAL STATEMENT INDEX

EXHIBIT NO.         DESCRIPTION                        PAGE
-----------         -----------                        ----

B-1            LLC Agreement                 Previously filed
                                             under cover of
                                             Form SE

F              Opinion of Counsel            Previously filed

G-1            Financial Data Schedule         Previously filed
               for NEES (Parent Company Only)

G-2            Financial Data Schedule         Previously filed
               for NEES (Consolidated)

G-3            Financial Data Schedule         Previously filed
               for NEES Energy

I              "Past Tense" Opinion of Counsel Filed herewith



                   FINANCIAL STATEMENT INDEX

Financial
Statement No.  Description                     Page
-------------  -----------                     ----

1-A            Balance Sheet of NEES at        Previously filed
               June 30, 1996, Actual and
               Pro Forma (Parent Company only)

1-B            Statement of Income and         Previously filed
               Retained Earnings for
               NEES for twelve months ended
               June 30, 1996, Actual and Pro
               Forma (Parent Company only)

2-A            Consolidated Balance            Previously filed
               Sheet of NEES at June 30,
               1996, Actual and Pro Forma

2-B            Statement of Consolidated       Previously filed
               Income for NEES for twelve
               months ended June 30, 1996,
               Actual and Pro Forma

3-A            Balance Sheet of NEES           Previously filed
               Energy at June 30, 1996,
               Actual and Pro Forma

3-B            Statement of Income for         Previously filed
               NEES Energy for twelve
               months ended June 30, 1996,
               Actual and Pro Forma